Exhibit 10.4
ENDRA Inc.
Non-Employee Director Compensation Policy
(Adopted by the ENDRA Inc. Board of Directors, effective July 21, 2016)
Members of the Board of Directors (the “Board”) of ENDRA Inc. (the “Company”) who are not employees of the Company or any subsidiary of the Company (“Directors”) shall be paid the following amounts in consideration for their services on the Board.
Initial Compensation
Upon his or her initial election to the Board (the “Appointment Date”), each new Director shall be awarded a number of Options equal to $30,000 divided by the closing price of the Company’s Common Stock on the Appointment Date. Such Options shall become exercisable on the first trading day following December 31 of the year of the Appointment Date (the “Initial Award Vesting Date”). If a Director ceases to serve as a Director before the Initial Award Vesting Date due to the Director’s death, or if there is a Change in Control prior to the Initial Award Vesting Date, then the Options shall become fully exercisable as of the date of such death or Change in Control. If a Director ceases to serve as a Director at any time for any reason other than death before the earlier of an Initial Award Vesting Date or a Change in Control, then any remaining unvested portion of the Director’s initial grant of Options shall be forfeited as of the date of such cessation of services.
Upon the Company’s initial public offering of its Common Stock (the “IPO”), each then-current Director shall receive Options pursuant to this section as if such Director’s Appointment Date was the effective date of the IPO, with the number of Options to be awarded to each Director upon the IPO equal to $30,000 divided by the price at which the Company’s Common Stock is offered in the IPO (the “IPO Price”). The exercise price for such Options shall be equal to the IPO Price.
Annual Compensation
  Cash Compensation
Each Director shall be paid an annual cash retainer of $36,000, prorated for partial years of service and paid quarterly in arrears.
Equity Compensation
On the first trading day of each calendar year (each, an “Option Grant Date”), each Director will be awarded a number of Options equal to $30,000 divided by the closing price of the Common Stock on the Option Grant Date. Such Options shall not become exercisable until the first anniversary of their Option Grant Date (each, an “Annual Award Vesting Date”). If a Director ceases to serve as a Director before the applicable Annual Award Vesting Date due to the Director’s death, or if there is a Change in Control prior to the Annual Award Vesting Date, then the Options shall become fully exercisable as of the date of such death or Change in Control. If a Director ceases to serve as a Director at any time for any reason other than death before the earlier of the Annual Award Vesting Date or a Change in Control, then any Options issued pursuant to the annual equity grant shall become vested pro rata (based on the number of days between the Option Grant Date and the date of cessation of services divided by 365), and to the extent the Options are not thereby exercisable, they shall be forfeited as of the date of such cessation of services.

Equity Award Terms
Capitalized terms used in this Policy and not otherwise defined shall have the meanings given to them in the Company’s Second Amended and Restated 2013 Equity Compensation Plan, or any successor equity compensation plan under which Directors receive awards (the “Plan”). Any Options granted under this Policy shall be granted under and pursuant to the Plan. Any Options issued in accordance with the terms of this Policy shall have a term of eight years and shall be exercisable through the date that is 12 months following the date the Director ceases to serve as a Director unless otherwise provided in the Plan. The Board, in its sole discretion and in recognition for meritorious service, may elect to vest up to 100% of a Director’s unvested equity awards upon retirement.
  Expense Reimbursement
The compensation described in this Policy is in addition to reimbursement of all reasonable out-of-pocket expenses incurred by Directors in attending meetings of the Board.
  Employee Directors
An employee of the Company who serves as a director on the Board or on the board of directors of a Company subsidiary shall not receive any additional compensation for such service.
  Section 409A
This Policy is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Policy shall be interpreted and administered to be in compliance therewith.

2